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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2023 (March 31, 2023)

Kirkland's, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2023, Kirkland's Inc. (the “Company”), entered into a Third Amended and Restated Credit Agreement (the “2023 Credit Agreement”), by and among the Company, which together with one of its subsidiaries, serves as a guarantor thereunder, the remaining of the Company’s subsidiaries as borrowers (the “Borrowers”), Bank of America, N.A., as administrative agent and collateral agent, and lender. The 2023 Credit Agreement replaces the Company’s Second Amended and Restated Credit Agreement dated as of December 6, 2019 (the “2019 Credit Agreement”), as amended by the LIBOR Transition Amendment dated as of December 16, 2022. The 2023 Credit Agreement expands the 2019 Credit Agreement from a $75 million senior secured revolving credit facility to a $90 million senior secured revolving credit facility. The 2023 Credit Agreement contains substantially similar terms and conditions as the 2019 Credit Agreement and extends its maturity date to March 2028. The 2019 Credit Agreement was scheduled to expire in December of 2024. Advances under the 2023 Credit Agreement will bear interest at an annual rate equal to the forward-looking Secured Overnight Financing Rate (“SOFR”) plus a margin ranging from 200 to 250 basis points with no SOFR floor, and margin decreases to 150 to 200 basis points upon the demonstration of a fixed charge coverage ratio greater than 1.0 to 1.0 on a trailing twelve-month basis.

Pursuant to the 2023 Credit Agreement, the fee paid to the lenders on the unused portion of the credit facility is 25 basis points when usage is greater than 50% of the facility amount; otherwise, it is 37.5 basis points. There is also swingline availability of $10 million. As of April 4, 2023, the Company had $28 million borrowings under the 2023 Credit Agreement with approximately $27.9 million available for borrowing under the borrowing base formula.

Borrowings under the 2023 Credit Agreement are subject to certain customary conditions and contain customary events of default, including, without limitation, failure to make payments, a cross-default to certain other debt, breaches of covenants, breaches of representations and warranties, a change in control, certain monetary judgments and bankruptcy and ERISA events. Upon any such event of default, the principal amount of any unpaid loans and all other obligations under the 2023 Credit Agreement may be declared immediately due and payable. The maximum availability under the 2023 Credit Agreement is limited by a borrowing base which consists of a percentage of eligible inventory and eligible credit card receivables, less reserves.

Bank of America and its affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the 2023 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 2023 Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On April 4, 2023, the Company issued a press release reporting its results of operations for the fourth fiscal quarter and fiscal year ended January 28, 2023 (the "Press Release").

A copy of the Press Release is attached hereto as Exhibit 99.1, and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, the Company announced that its Chief Executive Officer Steve “Woody” Woodward would retire effective May 31, 2023. Mr. Woodward has also agreed to resign from the Company’s Board of Directors effective at the close of business on May 31, 2023. Mr. Woodward has entered into a letter agreement with the Company that amends his September 21, 2018 employment agreement. Pursuant to the letter agreement, Mr. Woodward will receive seven months of salary continuation at his current salary following his retirement through December 31, 2023, which is the extent of the Company’s post-retirement obligations to Mr. Woodward. The payment of the salary continuation to Mr. Woodward is conditioned upon the execution and delivery by Mr. Woodward of a release in the form attached as an exhibit to the letter agreement. The letter agreement also provides that Mr. Woodward’s post-employment covenants of non-competition and non-solicitation will expire May 31, 2024. Mr. Woodward’s letter agreement with the Company is included in this filing as Exhibit 10.2, and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the letter agreement.

The Company also announced the appointment of Amy E. Sullivan as President and Chief Operating Officer effective April 5, 2023. Prior to assuming this position, Ms. Sullivan served as the Company’s Senior Vice President and Chief Merchandising and Stores

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Officer. Prior to joining Kirkland’s in 2012, Ms. Sullivan spent a decade in the fashion apparel industry where she served in several merchandising leadership roles in specialty retail. On April 3, 2023, Ms. Sullivan entered into an amendment to her existing employment agreement that set forth her new position and titles. In addition, the amendment provides that she will receive an annual salary of $450,000 and will be eligible for an annual bonus with a target amount equal to 100% of her salary for the applicable fiscal year. No other changes were made to Ms. Sullivan’s compensation, benefits or other terms and conditions under her July 14, 2022 employment agreement.

Under Ms. Sullivan’s July 14, 2022 employment agreement, the Company may terminate Ms. Sullivan’s employment at any time either for any or no reason, and Ms. Sullivan may terminate her employment for Good Reason (as defined below) or upon thirty days’ advance notice without Good Reason. The term “Good Reason” is defined in the employment agreement to mean the occurrence of any of the following: (i) the assignment to Ms. Sullivan of any duties inconsistent with Ms. Sullivan’s position, authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a reduction by the Company in Ms. Sullivan’s annual salary or potential annual bonus, provided that if the salaries and/or bonuses of substantially all of the Company’s senior executive officers are contemporaneously and proportionately reduced, a reduction in Ms. Sullivan’s salary will not constitute “Good Reason”; (iii) the failure by the Company, without Ms. Sullivan’s consent, to pay to her any portion of her current compensation, except pursuant to a compensation deferral elected by Ms. Sullivan, other than an isolated and inadvertent failure which is remedied by the Company promptly after receipt thereof given by Ms. Sullivan; (iv) the relocation of the Company’s principal executive offices to a location more than 35 miles from the current location of such offices, or the Company’s requiring Ms. Sullivan to be based anywhere other than the Company’s principal executive offices, except for required travel on the Company’s business; or (v) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform under the Employment Agreement.

If the Company terminates Ms. Sullivan’s employment without Cause (as defined below) or if Ms. Sullivan resigns for Good Reason, the Company shall pay Ms. Sullivan one (1) times her base salary for the year in which such termination shall occur in 12 substantially equal monthly installments. The term “Cause” is defined in the employment agreement to mean the occurrence of any of the following, as determined in good faith by the Board: (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription) by Ms. Sullivan; (ii) illegal conduct or gross misconduct of Ms. Sullivan which is materially and demonstrably injurious to the Company or its Affiliates including, without limitation, fraud, embezzlement, theft or proven dishonesty; (iii) Ms. Sullivan’s conviction of a misdemeanor involving moral turpitude or a felony; (iv) Ms. Sullivan’s entry of a guilty or nolo contendere plea to a misdemeanor involving moral turpitude or a felony; (v) Ms. Sullivan’s material breach of any agreement with, or duty owed to, the Company or its affiliates; or (vi) Ms. Sullivan’s failure, refusal or inability to perform, in any material respect, her duties to the Company, which failure continues for more than 15 days after written notice thereof from the Company.

The payment of any severance by the Company to Ms. Sullivan is conditioned upon the execution and delivery by Ms. Sullivan of a release in the form of the release attached as an exhibit to the employment agreement. The employment agreement also contains a non-competition agreement from Ms. Sullivan by which she agrees not to, directly or indirectly, among other things, be employed by or otherwise participate in the management of certain competitive companies or their affiliates, each of which are identified in the employment agreement, for a period of 12 months from the date of her termination. The Company also has the option to extend the term of Ms. Sullivan’s non-competition agreement for up to an additional 12 months by agreeing to pay her base salary in substantially equal monthly installments for the number of months that the Company elects to extend the non-competition agreement as severance. The Employment Agreement also contains other standard restrictive covenants such as confidentiality, works for hire and non-solicitation of customers and employees that will extend for a period of 24 months following termination of employment.

There is no arrangement or understanding between Ms. Sullivan and any other person pursuant to which Ms. Sullivan was selected as an officer. Ms. Sullivan is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Sullivan’s employment agreement and the amendment to her employment agreement are included in this filing as Exhibits 10.3 and 10.4, and are incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the employment agreement, as amended.

The Company also announced today that Company board member Ann Joyce will become an executive consultant to the Company effective immediately and will also become the Interim Chief Executive Officer of the Company upon Mr. Woodward’s May 31, 2023 retirement. Ms. Joyce has significant experience in the retail industry, having served in various executive and senior-level positions with Chico’s FAS (NYSE:CHS), Aeropostale and Ralph Lauren. On April 3, 2023, Ms. Joyce entered into an employment agreement with the company providing for the terms and conditions of her employment service. Under the terms of Ms. Joyce’s employment agreement she will be paid a monthly salary of $45,000, payable in accordance with the Company’s standard payroll practices in effect from time to time. In addition, Ms. Joyce will be eligible for equity incentives to be granted at the discretion of the Compensation Committee of the Board from time to time, and will be eligible to participate in and be covered on the same basis as other senior management of the Company under all employee benefit plans and programs maintained by the Company. During the term of the

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employment agreement, Ms. Joyce will also receive from the Company reimbursement for reasonable expenses necessarily incurred in the performance of her duties and will be provided temporarily living accommodations in the Nashville, Tennessee area.

The employment agreement also contains a non-competition agreement from Ms. Joyce by which she agrees not to, directly or indirectly, among other things, be employed by or otherwise participate in the management of any entity engaged primarily in the home décor business, for a period of 12 months from the date of her termination. Ms. Joyce’s employment agreement also contains other standard restrictive covenants such as confidentiality, works for hire and non-solicitation of customers and employees that will extend for a period of 12 months following termination of employment.

The Company anticipates that Ms. Joyce will serve in this interim role until a successor to Mr. Woodward can be named. Accordingly, her employment agreement is terminable by the Company upon 30 days’ notice with no severance. Ms. Joyce’s employment agreement is included in this filing as Exhibit 10.5, and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of her employment agreement.

Item 8.01 Other Events.

A copy of the Company’s press release dated April 4, 2023 announcing the events described under Item 5.02 above is included in this filing as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Third Amended and Restated Credit Agreement dated as of March 31, 2023, by and among Kirkland’s Inc., the borrowers and guarantors named therein, Bank of America, N.A., as administrative agent, and the lenders named therein.

10.2	Form of Letter Agreement dated April 3, 2023 between Steven C. Woodward and Kirkland’s Inc.

10.3	Form of Employment Agreement dated July 14, 2022 between Amy E. Sullivan and Kirkland’s Inc.

10.4	Form of Amendment to Employment Agreement dated April 3, 2023 between Amy E. Sullivan and Kirkland’s Inc.

10.5	Form of Employment Agreement dated April 3, 2023 between Ann Joyce and Kirkland’s Inc.

99.1	Press Release dated April 4, 2023 announcing the Company's fourth fiscal quarter and full-year financial results and the Company's 2023 Credit Agreement.

99.2	Press Release issued by Kirkland’s Inc. dated April 4, 2023 announcing the Company’s leadership transition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

April 4, 2023	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel